EXHIBIT 32.1

CERTIFICATION
PURSUANT TO 18 U.S.C. 1350
(SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)

      I, Alice Tzu-Shia Hwang, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of Nano Superlattice Technology, Inc. for the quarter ended June 30, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Nano Superlattice Technology, Inc.

      Pursuant to the rules and regulations of the Securities and Exchange Commission, this certification is being furnished and is not deemed filed.

August 19, 2008

/s/ Alice Tzu-Shia Hwang
Alice Tzu-Shia Hwang
President and Chief Executive Officer
(Principal Executive Officer)